Exhibit 10.2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and

(ii) is the type that the registrant treats as private or confidential.

MASTER DISTRIBUTION AND MARKETING AGREEMENT

MASTER DISTRIBUTION AND MARKETING AGREEMENT dated as of September 18, 2025, (this “Agreement”) among Grayscale Investments Sponsors, LLC, a Delaware limited liability company (the “Sponsor”), the investment products sponsored or managed by the Sponsor listed on Schedule A hereto, as amended from time to time (each a “Product” and together, the “Products”), and Grayscale Securities, LLC, a Delaware corporation (the “Distributor and Marketer”) (each, a “Party” and together, the “Parties”). This Agreement shall amend, restate and modify in its entirety that certain Master Distribution and Marketing Agreement entered into by the Distributor and Marketer, the Sponsor and certain of the Products on August 12, 2025.

WHEREAS, the Sponsor serves as the sponsor or manager of the Products; and

WHEREAS, the Sponsor, on behalf of each Product, wishes to engage the Distributor and Marketer in connection with the performance of the services listed in Schedule B and additional services as may be agreed for each Product.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the Parties agree as follows:

1.
Documents – Each Product has furnished or will furnish, upon request, to the Distributor and Marketer copies of such Product’s constituent documents, agreements with its service providers and Confidential Private Placement Memorandum, as amended (its “Memorandum”). Each Product shall furnish, within a reasonable time period, to the Distributor and Marketer a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, each entity shall furnish promptly to the Distributor and Marketer any additional documents necessary or advisable to perform its functions hereunder.

2.
Compliance with Rules and Regulations – In carrying out its responsibilities under this Agreement, the Distributor and Marketer, including its employees and delegates, shall act in a manner consistent with the reasonable instructions of the Sponsor and comply with all applicable laws in all material respects, including, without limitation, securities laws, of each jurisdiction in which the Distributor and Marketer proposes to carry on the business contemplated by this Agreement. Without limiting the foregoing, each of the Distributor and Marketer, each Product, and the Sponsor have not taken and shall not take any action or omit to take any action that would cause the Distributor and Marketer, each Product, or the Sponsor to be in violation of, or to lose any applicable exemption from registration under, the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder, the Investment Company Act of 1940, as amended (the “Investment Company Act”), or the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder. The Distributor and Marketer represents and warrants that is has sufficient familiarity with the 1933 Act, the 1934 Act, the Investment Company Act, and the Advisers Act to carry out its duties under this Agreement in compliance with the preceding sentence.

3.
Authorized Representations – The Distributor and Marketer is not authorized by any of the Products to give any information or to make any representations other than those contained in such Product’s Memorandum, or contained in other material that may be prepared by or on behalf of such Product for the Distributor and Marketer’s use. Consistent with the foregoing, and subject to paragraph 9 below, the

Distributor and Marketer may prepare and distribute marketing literature or other material as it may deem appropriate in consultation with the Sponsor, provided such marketing literature and its distribution complies with applicable law and regulations.

4.
Fees and Product Expenses – (a) In consideration of the services to be performed by the Distributor and Marketer hereunder as set forth on Schedule B attached hereto and as it may be amended from time- to-time, the Sponsor will pay the Distributor and Marketer a fee in an amount to be agreed upon in writing by the Parties hereto from time-to-time, subject to any limitation imposed by any law, rule or regulation applicable to any of the Parties hereto.

(b) The Sponsor shall reimburse the Distributor and Marketer for any reasonable fees or disbursements incurred by the Distributor and Marketer in connection with the performance by the Distributor and Marketer of its duties under and pursuant to this Agreement with the prior written consent of the Sponsor. Further, unless otherwise agreed to by the Parties hereto in writing, the Distributor and Marketer shall not be responsible for fees and expenses in connection with (i) preparing, printing and mailing each Product’s Memorandum, and any supplements thereto, to existing shareholders (ii) preparing, setting in type, printing and mailing any report or other communication to shareholders of such Product, and (iii) the Blue Sky registration and qualification of shares for sale in the various states in which the officers of the Sponsor shall determine it advisable to qualify such shares for sale (including registering such Product as a broker or dealer or any officer of such Product as agent or salesman in any state).

5.
Use of the Distributor and Marketer’s Name – No Product shall use the name of the Distributor and Marketer, or any of its affiliates, in its Memorandum, marketing literature, and other material relating to such Product in any manner without the prior consent of the Distributor and Marketer (which shall not be unreasonably withheld); provided, however, that the Distributor and Marketer hereby approves all lawful uses of the names of the Distributor and Marketer, including its affiliates, in such Product’s Memorandum and in all other materials which merely refer in accurate terms to their appointment hereunder, or which are required under any applicable law, rule or regulation.

6.
Use of the Product’s Name – Neither the Distributor and Marketer nor any of its affiliates shall use the name of any Product in any publicly disseminated materials, including marketing literature in any manner without the prior consent of such Product (which shall not be unreasonably withheld); provided, however, that such Product hereby approves all lawful uses of its name in any required regulatory filings of the Distributor and Marketer which merely refer in accurate terms to the appointment of the Distributor and Marketer hereunder, or which are required under any applicable law, rule or regulation.

7.
Authorization – Each Party represents and warrants, severally and not jointly, that this Agreement has been duly authorized, executed, and delivered by each Party, is a valid and binding agreement, and is enforceable in accordance with its terms. The provision of the services contemplated herein will not result in any breach of any of the terms or conditions of or constitute a default under any agreement or instrument to which any Party is a party, or by which any Party is bound or, to the best of its knowledge, any law, in each case the violation or breach of which would cause material harm to the Parties.

8.
Indemnification – Each Product, as the primary obligor (and the Sponsor, as secondary obligor), agrees to indemnify and hold harmless the Distributor and Marketer and each of its directors and officers and each person, if any, who controls the Distributor and Marketer within the meaning of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the its Memorandum or other information included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. However, each Product, as the primary obligor (and the Sponsor, as secondary obligor), does not agree to indemnify the Distributor and Marketer or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to such Product by or on behalf of the Distributor and Marketer. In no case (i) is the indemnity of such Product, as the primary obligor (and the Sponsor, as secondary obligor), in favor of the Distributor and Marketer or any person indemnified to be deemed to protect the Distributor and Marketer or any person against any liability to such Product or its security holders to which the Distributor and Marketer or such person would otherwise be subject by reason of fraud, gross negligence, bad faith, or willful misfeasance in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is such Product, as the primary obligor (and Sponsor, as secondary obligor) to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor and Marketer or any person indemnified unless the Distributor and Marketer or person, as the case may be, shall have notified such Product in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor and Marketer or any such person (or after the Distributor and Marketer or such person shall have received notice of service on any designated agent). However, failure to notify such Product of any claim shall not relieve such Product (and the Sponsor) from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Product, as applicable, shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if such Product elects to assume the defense, the defense shall be conducted by counsel chosen by such Product. In the event such Product elects to assume the defense of any suit and retain counsel, the Distributor and Marketer, officers or directors or controlling person(s), defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If such Product does not elect to assume the defense of any suit, it will reimburse the Distributor and Marketer, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. Each Product agrees to notify the Distributor and Marketer promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the shares.

The Distributor and Marketer also covenants and agrees that it will indemnify and hold harmless each Product, the Sponsor, and each of their respective officers, representatives or agents and person, if any, who controls such Product or the Sponsor within the meaning of the 1933 Act (each, an “Indemnified Party”), against any loss, liability, damages, claims or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares of such Product, alleging (a) any violation of any applicable law by the Distributor and Marketer or any of its employees or (b) that any marketing literature, advertisements, information, statements or representations used or made by the Distributor and Marketer or any of its affiliates or employees or that such Product’s Memorandum included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to such Product or Sponsor by or on behalf of the Distributor and Marketer. In no case (i) is the indemnity of the Distributor and Marketer in favor of and Indemnified Party to be deemed to protect any such party against any liability to which the Indemnified Party would otherwise be subject by reason of fraud, gross negligence, bad faith, or willful misfeasance in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor and Marketer to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Distributor and Marketer in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor and Marketer of any claim shall not relieve the Distributor and Marketer from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor and Marketer it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, and if the Distributor and Marketer elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Indemnified Party, to its officers and to any controlling person(s) or defendant(s) in the suit. In the event that the Distributor and Marketer elects to assume the defense of any suit and retain counsel, the Indemnified Party or controlling person(s), defendant(s) in the suit, shall bear the fees and expense of any additional counsel retained by them. If the Distributor and Marketer does not elect to assume the defense of any suit, it will reimburse the Indemnified Party, officers or controlling person(s), defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor and Marketer agrees to notify the Indemnified Party promptly of the commencement of any litigation or proceedings against it in connection with the Indemnified Party and sale of any of the shares.

9.
Supplemental Information – The Distributor and Marketer and the Sponsor shall regularly consult with each other regarding the Distributor and Marketer’s performance of its obligations under this Agreement.

The Distributor and Marketer acknowledges that the only information provided to it by each Product is that contained in such Product’s Memorandum. Neither the Distributor and Marketer nor any other person is authorized by each Product to give any information or to make any representations, other than those contained in such Product’s Memorandum and any marketing literature or advertisements specifically approved by appropriate representatives of such Product.

10.
Distributor and Marketer's Registration – The Distributor and Marketer is and shall remain registered as a broker-dealer under the 1934 Act, and a member in good standing of the Financial Industry Regulatory Authority, Inc. throughout the duration of this Agreement. It is understood that the Distributor and Marketer will not open or maintain customer accounts or handle orders for any Product. The Distributor and Marketer further represents and covenants that its employees will comply with all applicable laws, rules and regulations in connection with the marketing of each Product as contemplated under Schedule B hereto, and its employees’ oral and written disclosure concerning each Product will be substantially in accord with the form and content of such Product’s Memorandum.

11.
Term – This Agreement shall become effective as of the date hereof and shall continue until one year from such date and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the Sponsor. This Agreement is terminable without penalty on sixty (60) days’ written notice by the Sponsor or by the Distributor and Marketer.

Upon the termination of this Agreement, the Distributor and Marketer, at each Product’s expense and direction, shall transfer to such successor as such Product shall specify all relevant books, records and other data established or maintained by the Distributor and Marketer under this Agreement.

12.
Notice – Any notice required or permitted to be given by either Party to the other shall be deemed sufficient if sent by (i) email to an email address previously confirmed by the other Party to be an email address appropriately designated for receipt of notices pursuant to this agreement (ii) telecopier (fax) or (iii) registered or certified mail, postage prepaid, addressed by the Party giving notice to the other Party at the last address furnished by the other Party to the Party giving notice:

if to any Product at:

c/o Grayscale Investments Sponsors, LLC

[***]

Attn: Legal Department

if to the Sponsor at:

c/o Grayscale Investments Sponsors, LLC

[***]

Attn: Legal Department

if to the Distributor and Marketer at:

c/o Grayscale Securities, LLC

[***]

Attn: Legal Department

or such other telecopier (fax) number or address as may be furnished by one Party to the other.

13.
Confidential Information – The Distributor and Marketer, its officers, directors, employees and agents will treat confidentially and as proprietary information of each Product and the Sponsor all records and other information relative to such Product and the Sponsor and to prior or present shareholders or to those persons or entities who respond to the Distributor and Marketer’s inquiries concerning investment in such Product (together, the “Confidential Information”), and will not use the Confidential Information for any purposes other than performance of its responsibilities and duties hereunder. If the Distributor and Marketer is requested or required by, but not limited to, depositions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose Confidential Information, the Distributor and Marketer will provide each Product and the Sponsor, as applicable, with prompt written notice of any such request or requirement so that such Product or the Sponsor may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Distributor and Marketer may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the Confidential Information that is legally required in the reasonable opinion of the Distributor and Marketer's counsel. Notwithstanding any provision to the contrary contained herein, Distributor and Marketer may disclose, without notice to Sponsor, such information pursuant to a request or regular or routine inspection by a governmental or regulatory agency.

14.
Limitation of Liability – The Distributor and Marketer agrees that the obligations assumed by each Product under this contract shall be limited in all cases to such Product and its assets except as expressly set forth herein. The Distributor and Marketer agrees that it shall not seek satisfaction of any such obligation from the shareholders, any individual shareholder, officer, representative or agent of such Product.

15.
Miscellaneous – Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of New York. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may not be changed, waived, discharged or amended except by written instrument that shall make specific reference to this Agreement and which shall be signed by the Party against which enforcement of such change, waiver, discharge or amendment is sought. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized persons, all as of the day and year first above written.

GRAYSCALE INVESTMENTS SPONSORS, LLC,

as Sponsor

By: /s/ Edward McGee

Name: Edward McGee

Title: CFO

THE ENTITIES LISTED ON

SCHEDULE A HERETO

By: GRAYSCALE INVESTMENTS

SPONSORS, LLC,

as sponsor or manager of each of the entities listed on Schedule A hereto

By: /s/ Edward McGee

Name: Edward McGee

Title: CFO

GRAYSCALE SECURITIES, LLC,

as Distributing and Marketing Agent

By: /s/ Craig Salm

Name: Craig Salm

Title: Chief Legal Officer

[Signature page to Distribution and Marketing Agreement]

Schedule A

Product		Governing Document
1.	[***]	[***]

Schedule B

List of Services

The Distributor and Marketer shall perform the following services for each Product:

•
Create an online website, to be hosted on Distributor and Marketer’s platform, through which marketing materials of each Product may be distributed and accessed.
•
Facilitate sales calls by Distributor and Marketer’s registered representatives to the person(s) and entity(s) targeted by the ongoing marketing/sales campaign for each Product (“Target Audience”).
•
Conduct Outreach to the Target Audience through email and other electronic communications.
•
Promote each Product to suitable users of the Distributor and Marketer’s platform.
•
Promote each Product using social and digital media.
•
Respond to questions about the Sponsor’s marketing materials as soon as reasonably practicable and direct all other questions to the Sponsor.
•
Perform such additional distribution and marketing related services as may be agreed among the parties from time to time.